EXHIBIT 23(b)

INDEPENDENT AUDITOR'S CONSENT

          We hereby consent to the incorporation by reference in Registration Nos. 33-43571 and 33-59240 on Forms S-8 of our report dated February 26, 1999 appearing in this Annual Report on Form 10-K of Recoton Corporation for the year ended December 31, 1998.

/s/ CORNICK, GARBER & SANDLER, LLP
CORNICK, GARBER & SANDLER

New York, New York
March 29, 2001